Exhibit 24

LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned
hereby makes, constitutes and appoints each of Richard
P. Shea and Michael Morneau, signing singly and each
acting individually, as the undersigned's true and
lawful attorney-in-fact with full power
and authority as hereinafter described to:
(1)	execute for and on behalf of the undersigned, in
the undersigned's capacity as a director of Momenta
Pharmaceuticals,
Inc. (the "Company"), Forms 3, 4, and 5 (including any
amendments thereto) in accordance with Section 16(a)
of the Securities Exchange Act of 1934 and the rules
thereunder (the "Exchange
Act");(
2)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable
to prepare,complete and execute any such Form 3, 4, or
5, prepare, complete and execute any amendment or
amendments thereto, and timely
deliver and file such form with the United States
Securities and Exchange Commission and any stock
exchange or similar authority;
(3)	seek or obtain, as the undersigned's
representative and on
the undersigned's behalf, information regarding
transactions in the Company's securities from any
third party, including brokers,
employee benefit plan administrators and trustees, and
the undersigned hereby authorizes any such person to
release any such information to such attorney-in-fact
and approves and ratifies any such release of
information; and
(4)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

The undersigned acknowledges that neither the Company
nor the foregoing attorneys-in-fact assume (i) any
liability for the undersigned's responsibility to
comply with the requirement of the Exchange Act, (ii)
any liability of the undersigned for any
failure to comply with such requirements, or (iii) any
obligation or liability of the undersigned for profit
disgorgement under Section 16(b) of the Exchange Act.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to
file Forms 3, 4,and 5 with respect to the
undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 16th day
of March 2005.
/s/ Marsha H. Fanucci___
Signature
Marsha H. Fanucci
Print Name